                               SUBSCRIPTION AGREEMENT


                           DATED AS OF DECEMBER 10, 1998


                                   BY AND BETWEEN


                           ROCKY MOUNTAIN INTERNET, INC.


                                        AND


                               KOCH INDUSTRIES, INC.




                                --------------------



                        SERIES B CONVERTIBLE PREFERRED STOCK
                                        AND
                           COMMON STOCK PURCHASE WARRANTS

                               SUBSCRIPTION AGREEMENT

                        SERIES B CONVERTIBLE PREFERRED STOCK
                                        AND
                           COMMON STOCK PURCHASE WARRANTS

                           ROCKY MOUNTAIN INTERNET, INC.

                                                                           PAGE
                                                                           ----
1.   AGREEMENT TO SUBSCRIBE                                                  1
     (a)  Subscription                                                       1
     (b)  Form of Payment                                                    1
     (c)  Method of Payment                                                  2

2.   BUYER REPRESENTATIONS, WARRANTIES, ETC.                                 2
     (a)  Purchase for Investment                                            2
     (b)  Accredited Investor                                                2
     (c)  Reoffers and Resales                                               2
     (d)  Company Reliance                                                   2
     (e)  Information Provided                                               3
     (f)  Absence of Approvals                                               3
     (g)  Subscription Agreement                                             3

3.   COMPANY REPRESENTATIONS, WARRANTIES, ETC.                               3
     (a)  Organization and Authority                                         3
     (b)  Capitalization                                                     3
     (c)  Concerning the Shares and the Common Stock                         4
     (d)  Subscription Agreement and Other Transaction Documents             5
     (e)  Non-contravention                                                  5
     (f)  Approvals                                                          5
     (g)  Information Provided                                               6
     (h)  Absence of Certain Changes                                         6
     (i)  Absence of Certain Proceedings                                     6
     (j)  Properties                                                         6


                                         -2-

     (k)  Labor Relations                                                    7
     (l)  SEC Filings                                                        7
     (m)  Absence of Brokers, Finders, Etc.                                  7
     (n)  No Solicitation                                                    8
     (o)  Certain Issuances of Securities                                    8
     (p)  Absence of Rights Agreement                                        8

4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS                                   8
     (a)  Transfer Restrictions                                              8
     (b)  Restrictive Legend                                                 8
     (c)  Registration Rights Agreement                                     10
     (d)  Form D                                                            10
     (e)  Authorization for Trading                                         10
     (f)  Use of Proceeds                                                   10
     (g)  Blue Sky Laws                                                     10
     (h)  Certain Expenses                                                  10
     (i)  Certain Issuances of Securities                                   11
     (j)  Stockholder Approval                                              12
     (k)  Certain Trading Restrictions                                      12
     (l)  Restriction on Conversions                                        12
     (m)  Restriction on Beneficial Ownership                               13
     (n)  Best Efforts                                                      13

5.   TRANSFER AGENT AGREEMENT                                               13
     (a)  Transfer Agent Agreement                                          13
     (b)  Conversion Procedure                                              13

6.   CLOSING DATE                                                           14

7.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE               14

8.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE                       14

9.   MISCELLANEOUS                                                          15
     (a)  Governing Law                                                     15
                                         -3-

     (b)  Counterparts                                                      15
     (c)  Headings, etc.                                                    15
     (d)  Severability                                                      15
     (e)  Amendments                                                        15
     (f)  Waivers                                                           15
     (g)  Notices                                                           16
     (h)  Assignment                                                        16
     (i)  Survival of Representations and Warranties                        16
     (j)  Entire Agreement                                                  16
     (k)  Termination                                                       16
     (l)  Further Assurances                                                17
     (m)  Public Statements, Press Releases, Etc.                           17
     (n)  Construction                                                      17


SCHEDULES

Schedule 3(a)-1     Subsidiaries
Schedule 3(b)-1     Antidilution Adjustments
Schedule 3(b)-2     Registration Rights
Schedule 3(c)-1     Nasdaq Notification
Schedule 3(i)-1     Confidential Treatment Requests
Schedule 3(j)-1     Company Proprietary Rights


ANNEXES

Annex I             Form of Certificate of Designations
Annex II            Form of Common Stock Purchase Warrant
Annex III           Joint Escrow Instructions
Annex IV            Form of Registration Rights Agreement
Annex V             Form of Transfer Agent Agreement
Annex VI            Form of Notice of Conversion of Series B Convertible
                    Preferred Stock
Annex VII           Form of Opinion of Counsel to Be Delivered on Closing Date

                                SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT, dated as of December 10, 1998, by and between ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation (the "Company"), with headquarters located at 1099 18th Street, Suite 3000, Denver, Colorado 80202, and KOCH INDUSTRIES, INC., a Kansas corporation (the "Buyer").

                                 W I T N E S S E T H:

          WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of non-voting, convertible preferred stock of the Company which will be convertible into shares of Common Stock, $.001 par value (the "Common Stock"), of the Company and in connection therewith the Company is to issue to the Buyer warrants to purchase shares of Common Stock as provided in this Agreement; and

          WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

          (a) SUBSCRIPTION. The Buyer hereby agrees to purchase from the Company the number of shares (the "Preferred Shares") of Series B Convertible Preferred Stock, $.001 par value (the "Preferred Stock"), of the Company set forth on the signature page of this Agreement, having the terms and conditions as set forth in the form of the Certificate of Designations of the Series B Convertible Preferred Stock attached hereto as ANNEX I (the "Certificate of Designations") at the price per share and for the aggregate purchase price set forth on the signature page of this Agreement (the "Purchase Price"). The Purchase Price shall be payable in United States dollars. In connection with the purchase of the Preferred Shares by the Buyer, the Company shall issue to the Buyer, at the closing on the Closing Date (as defined herein), Common Stock Purchase Warrants in the form attached hereto as ANNEX II (the "Warrants") to purchase the number of shares of Common Stock set forth therein (subject to adjustment as provided in the Warrants).

The shares of Preferred Stock issuable pursuant to Section 5 of the Certificate of Designations as dividends on the Preferred Shares are referred to herein as the "Dividend Shares." The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares." The Warrant Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares and upon conversion of the Dividend Shares are referred to herein collectively as the "Common Shares." The Common Shares, the Preferred Shares and the Dividend Shares are referred to herein collectively as the "Shares." The Shares and the Warrants are referred to herein collectively as the "Securities."

          (b) FORM OF PAYMENT. The Buyer shall pay the Purchase Price for the Preferred Shares by delivering good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX III (the "Joint Escrow Instructions"). Such delivery of funds shall be made against delivery by the Company of the certificates for the Preferred Shares and the Warrants registered in the name of the Buyer or its nominee. Promptly following payment by the Buyer to the Escrow Agent of the Purchase Price, but in any event prior to the Closing Date, the Company shall deliver certificates for the Preferred Shares and the Warrants, registered in the name of the Buyer or its nominee, to the Escrow Agent. The certificates for the Preferred Shares shall be delivered by the Company to the Escrow Agent on a delivery against payment basis at the closing. By signing this Agreement, the Buyer and the Company each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

          (c) METHOD OF PAYMENT. Payment of the Purchase Price for the Preferred Shares shall be made by wire transfer of funds to:

          Citibank, N.A.
          153 East 53rd Street
          New York, New York 10043
          ABA#021000089

          For credit to A/C#37179446
          For credit to the account of Brian W. Pusch Attorney Escrow Account
          Reference:  Koch/Rocky

Not later than 4:00 p.m., New York City time, on the date which is one Business Day after the Company shall have accepted this Agreement and returned a signed counterpart of this

Agreement to the Buyer or its legal counsel, the Buyer shall deposit with the Escrow Agent an amount equal to the Purchase Price. As used in this Agreement, the term "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          2.   BUYER REPRESENTATIONS, WARRANTIES, ETC.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          (a) PURCHASE FOR INVESTMENT. The Buyer is purchasing the Preferred Shares and acquiring the Warrants, and will acquire all other Securities, for its own account for investment only and not with a view towards the public sale or distribution thereof, except as contemplated by the Registration Rights Agreement (as defined herein);

          (b) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3);

          (c) REOFFERS AND RESALES. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Securities being offered and sold under the 1933 Act or pursuant to an exemption from registration;

          (d) COMPANY RELIANCE. The Buyer understands that the Preferred Shares are being offered and sold, the Warrants are being issued, and the Common Shares are being offered, in each case to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Shares and the Warrants and to receive an offer of the Common Shares;

          (e) INFORMATION PROVIDED. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Shares and the issuance of the Warrants and the offer of the Common Shares which have been requested by the Buyer; the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "1997 10-K"), (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 (as amended on Form 10-QSB/A), June 30, 1998 and September 30, 1998, (3) definitive proxy statement for the Company's 1998 Annual Meeting of Shareholders held on March 12, 1998 and
(4) Current Reports on Form 8-K and 8-K/A filed June 11, 1998, July 14, 1998, August 19, 1998, August 24, 1998 and December 7, 1998, in each case as filed with the SEC (collectively, the "SEC Reports"); and the Buyer understands that its investment in the Shares involves a high degree of risk;

          (f) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares; and

          (g) SUBSCRIPTION AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          3.   COMPANY REPRESENTATIONS, WARRANTIES, ETC.

          The Company represents and warrants to, and covenants and agrees with, the Buyer that:

          (a) ORGANIZATION AND AUTHORITY. Each of the Company and its subsidiaries listed on SCHEDULE 3(a)-1 attached hereto (the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), the Transfer Agent Agreement, the form of which is attached hereto as ANNEX V (the "Transfer Agent Agreement"), and the other agreements to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a "Company Material

Adverse Effect"). The Company has no subsidiaries or equity investment in any person other than the Subsidiaries.

          (b) CAPITALIZATION. The authorized capital stock of the Company consists of (a) 25,000,000 shares of Common Stock of which 9,193,649 shares were outstanding on December 9, 1998, all of which are fully paid and nonassessable; and (b) 750,000 shares of Preferred Stock, $.001 par value, none of which are outstanding, and 9,600 shares of which will be designated as Series B Convertible Preferred Stock, of which 8,000 shares will be issued pursuant to this Agreement and the other subscription agreement for the purchase of shares of Preferred Stock and the acquisition of common stock purchase warrants being entered into in connection herewith (the "Other Subscription Agreement"); and on the Closing Date there will be (x) no material increase from December 9, 1998 in the number of shares of Common Stock outstanding and (y) no issuances of preferred stock except as issued pursuant to this Agreement and the Other Subscription Agreement. No shares of the Company's former Series A Preferred Stock, $.001 par value, are outstanding and such series was retired on April 30, 1998. As of December 9, 1998, the Company had outstanding options, warrants and similar rights entitling the holders to purchase 8,193,026 shares of Common Stock. Other than as set forth in the preceding sentence, the Company does not have outstanding any material amount of securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed in the SEC Reports. The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (a) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (b) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any of the Subsidiaries. Each outstandin class or series of securities for which any antidilution or similar adjustment arising by reason of the issuance or conversion of the Preferred Shares and the Dividend Shares or the issuance or exercise of the Warrants or the issuance or conversion of the shares of Preferred Stock and the issuance or exercise of the warrants to be issued pursuant to the Other Subscription Agreement will occur is identified on
SCHEDULE 3(b)-1 attached hereto, together with the amount of such antidilution adjustment. The outstanding shares of Common Stock and outstanding options, warrants and other securities convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants and other securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of Common Stock and such options, warrants and other securities were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. Except as set forth on SCHEDULE 3(b)-2 hereto, no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement (as defined in the Registration Rights Agreement).

          (c) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized. The Preferred Shares, when issued and paid for in accordance with this Agreement, the Dividend Shares, when issued as dividends on the outstanding shares of Preferred Stock, and the Common Shares, when issued upon conversion of the Preferred Shares or the Dividend Shares or upon exercise of the Warrants, as the case may be, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other person to acquire any of the Shares. The Company has duly reserved 1,838,700 shares of Common Stock for conversion of the shares of Preferred Stock and exercise of the Warrants and the warrants issuable in connection with the Other Subscription Agreement, and such shares shall remain so reserved (subject to reduction from time to time for shares of Common Stock issued upon conversion of shares of Preferred Stock or redemption or other permitted retirement of shares of Preferred Stock), and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Certificate of Designations, as long as the Preferred Stock is convertible, and pursuant to the Warrants, as long as the Warrants are exercisable. The Common Stock is listed for trading on the Nasdaq SmallCap Market ("Nasdaq") and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) except as set forth on SCHEDULE 3(c)-1 attached hereto, the Company has not been notified since January 1, 1996 by Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Common Shares will not be eligible for listing on Nasdaq.

          (d) SUBSCRIPTION AGREEMENT AND OTHER TRANSACTION DOCUMENTS. This Agreement, the Certificate of Designations, the Registration Rights Agreement, the Warrants and the Transfer Agent Agreement and the other agreements and instruments contemplated hereby and thereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, the Warrants and the Transfer Agent Agreement and such other agreements, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          (e) NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement and the other documents contemplated by this Agreement and the consummation by the Company of the issuance of the Preferred Shares and the Warrants as contemplated by this Agreement, and the other transactions contemplated by this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Warrants and the Transfer Agent Agreement do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the Certificate of Incorporation, as amended, or By-laws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification, amendment, termination or cancellation of, result in the acceleration of any obligation of the Company or any Subsidiary under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets is bound or affected, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets or (iv) have any Company Material Adverse Effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of their respective properties or to conduct any of their respective businesses or the ability of the Company or any Subsidiary to make use thereof.

          (f) APPROVALS. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company for (1) the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Warrants, the Transfer Agent Agreement and the other agreements and instruments contemplated hereby and thereby, (2) the execution, filing and performance by the Company of the Certificate of Designations, (3) the issuance and sale of the Preferred Shares and the Dividend Shares and the issuance of the Warrants as contemplated by this Agreement and (4) the issuance of Common Shares on conversion of the Preferred Shares or the Dividend Shares or upon the exercise of the Warrants or the issuance of Dividend Shares as dividends on shares of Preferred Stock, other than (w) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (x) registration of the resale of the Common Shares under the 1933 Act as contemplated by the Registration Rights Agreement, (y) as may be required under applicable state securities or "blue sky" laws and (z) filing of one or more Forms D with respect to the Securities as required under Regulation D.

          (g) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Buyer in connection with the transactions contemplated by this Agreement, including, without limitation, the information referred to in
Section 2(e) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that, for purposes of this Section 3(g), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 3(g) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states. The Company has not filed any reports with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), since December 31, 1997 other than the SEC Reports.

          (h) ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, there has been no change and no development which could have a Company Material Adverse Effect, except as disclosed in the SEC Reports. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, neither the Company nor any Subsidiary has any material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1997, neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company and the Subsidiaries taken as a whole, other than those incurred in the ordinary course of their respective businesses or disclosed in the SEC Reports.

          (i) ABSENCE OF CERTAIN PROCEEDINGS. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, arbitrator, public board or body or governmental agency (collectively, an "Action") pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary, in any such case wherein an unfavorable decision, ruling or finding would have a Company Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents; neither the Company or any Subsidiary nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty; except as set forth on SCHEDULE 3(i)-1 attached hereto, the Company does not have pending before the SEC any request for confidential treatment of information and to the best of the Company's knowledge no such request will be made by the Company prior to the time the Registration Statement relating to the Common Shares which is contemplated by the Registration Rights Agreement is first ordered effective by the SEC; and there has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

          (j) PROPERTIES. The Company and the Subsidiaries have good title to or leasehold interests in all property real and personal (tangible and intangible) and other assets owned by them, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except with respect to capital lease obligations and protective filings by lessors and except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary. The leases, licenses or other contracts or instruments under which the Company and the Subsidiaries lease, hold or are entitled to use any property, real or personal, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. Except as set forth on SCHEDULE 3(j)-1 attached hereto, the Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Company Proprietary Rights (as defined herein) or with respect to any license of Company Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Company Proprietary Rights. Neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Company Proprietary Rights in a manner which would have a material adverse effect on the use by the Company or any Subsidiary of any of the Company

Proprietary Rights. To the best knowledge of the Company, no Company Proprietary Rights and no services or products sold by the Company or any Subsidiary, conflict with or infringe upon any proprietary rights available to any third party. Neither the Company nor any Subsidiary has received written notice of any pending conflict with or infringement upon such third-party proprietary rights. Neither the Company nor any Subsidiary has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Company Proprietary Rights other than in the ordinary course of business. Except as set forth on SCHEDULE 3(j)-1 attached hereto, no claims have been asserted by any person with respect to the validity of the Company's or any Subsidiary's ownership or right to use the Company Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. To the best knowledge of the Company, the Company Proprietary Rights are valid and enforceable. No registration relating to the Company Proprietary Rights has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and are in good standing, except for such lapses, expirations, abandonments, cancellations, adversarial proceedings or failures to be in good standing which would not, singly or in the aggregate, have a Company Material Adverse Effect. The Company and the Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Company Proprietary Rights used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Company Proprietary Rights. As used herein, the term "Company Proprietary Rights" means all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets which are material to the businesses of the Company and the Subsidiaries as now conducted, as proposed to be conducted or as described in this Agreement.

          (k) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary.

          (l) SEC FILINGS. The Company has timely filed all required forms, reports and other documents required to be filed by the Company with the SEC under the 1934 Act. All of such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

          (m) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder or similar person is entitled to any commission, fee or other compensation by reason of the transactions contemplated by this Agreement other than as disclosed in writing by the

Company to the Buyer with respect to certain persons prior to the date of execution and delivery of this Agreement by the Buyer, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by such persons or any other person for any such commission, fee or other compensation.

          (n) NO SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other person acting on behalf of the Company, in respect of or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any person any of the Preferred Shares or the Warrants or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement and the Other Subscription Agreement; and neither the Company nor any person authorized to act on its behalf will sell or offer for sale any shares of Preferred Stock or shares of Common Stock or Warrants, or solicit any offers to buy any shares of Preferred Stock or shares of Common Stock or Warrants, so as thereby to cause the issuance or sale of any of the Shares or the issuance of the Warrants to be in violation of Section 5 of the 1933 Act.

          (o) CERTAIN ISSUANCES OF SECURITIES. The Company has not issued any shares of Common Stock or shares of any series of preferred stock or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock which are subject to Rule 4310(c)(25)(H) of the Nasdaq as in effect from time to time or any successor, replacement or similar provision thereof or of any other market on which the Common Stock is listed for trading (the "Stockholder Approval Rule") and which would be integrated with the sale of the Preferred Shares to the Buyer or the issuance of Common Shares upon conversion thereof or upon exercise of the Warrants or the Dividend Shares in payment of dividends thereon for purposes of the Stockholder Approval Rule.

          (p) ABSENCE OF RIGHTS AGREEMENT. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          (a) TRANSFER RESTRICTIONS. The Company and the Buyer acknowledge and agree that (1) the Preferred Shares and the Warrants have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement with respect to the resale of the Common Shares, the Common Shares have not been and are not being registered for resale under the 1933 Act, and the Securities may not be transferred unless (A) subsequently registered for resale thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any resale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale of Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(d) hereof and pursuant to the Registration Rights Agreement).

          (b) RESTRICTIVE LEGEND. (1) The Buyer acknowledges and agrees that the Preferred Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Shares):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

     The number of shares constituting the portion of the Maximum Share Amount, as defined in the Certificate of Designations of the Series B Convertible Preferred Stock (the "Certificate of Designations"), allocated to the shares represented by this certificate for purposes of conversion thereof is 689,512.

     Section 10(b)(3)(A) of the Certificate of Designations permits a holder of the securities represented by this certificate to convert such securities in accordance with the Certificate of Designations without being required to surrender this certificate to the Company unless all of the securities represented hereby are so converted. Consequently, following conversion of any of the securities represented by this certificate, the number of shares represented by this certificate may be less than the number of shares stated hereon. Upon request of any proposed transferee of this certificate, the Company will provide confirmation of the number of shares evidenced by this certificate.

          (2) The Buyer further acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          (3) The Buyer further acknowledges and agrees that until such time as the Common Shares have been registered for resale under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Common Shares):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

          (4) Once the Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Common Shares issued prior to the date such Registration Statement is declared effective by the SEC which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three Trading Days (as defined in the Certificate of Designations) after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for Common Shares issued on conversion of or as dividends on the Preferred Shares or upon exercise of the Warrants or impose any stop-transfer restriction thereon.

          (c) REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement in the form attached hereto as ANNEX IV on or before the Closing Date.

          (d) FORM D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Buyer agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to the Buyer reasonably required for such filing.

          (e) AUTHORIZATION FOR TRADING; REPORTING STATUS. On or before the Closing Date, the Company shall file a notification for listing of additional shares with the Nasdaq relating to the Common Shares and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any of the Preferred Shares, the Dividend Shares, the Warrants or the Common Shares, the Company shall file all reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (f) USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Preferred Shares will be used for general working capital purposes and in the operation of the Company's business. None of such proceeds will be used, directly or indirectly (1) to make any loan to or investment in any other person (other than financing the Company's subsidiaries in the ordinary course of business or in connection with an acquisition of another corporation or business or assets of another corporation or business) or (2) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

          (g) BLUE SKY LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the

Preferred Shares for sale to the Buyer and the Warrants for issuance to the Buyer pursuant to this Agreement and the Common Shares for issuance to the Buyer on conversion of the Preferred Shares under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the sale of the Preferred Shares and the issuance of the Warrants pursuant to this Agreement and the issuance to the Buyer of Common Shares on conversion of the Preferred Shares and exercise of the Warrants. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to the Closing Date.

          (h) CERTAIN EXPENSES. If the closing occurs, the Company shall pay or reimburse the Buyer for all reasonable expenses (including, without limitation, legal fees and expenses of counsel to the Buyer and the Buyer's due diligence expenses) not in excess of $30,000 incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby and the buyer under the Other Subscription Agreement. In addition, the Company or the Buyer, as the case may be, shall pay on demand all expenses incurred by the other party, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Warrants, the Transfer Agent Agreement and the other agreements and instruments contemplated hereby and thereby requested by the requesting party, (2) any default or breach of any of the defaulting or breaching party's obligations set forth in any of such agreements or instruments and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the other party under any of such agreements or instruments, including any action or proceeding relating to such enforcement, or any order, injunction or other process seeking to restrain a party from paying any amount due the other party, in which the other party prevails.

          (i) CERTAIN ISSUANCES OF SECURITIES. (1) Unless the Company obtains the Stockholder Approval (as defined in the Certificate of Designations) or a waiver thereof from the Nasdaq, the Company will not issue any shares of Common Stock or shares of any other series of preferred stock or other securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock which would be subject to the requirements of the Stockholder Approval Rule and which would be integrated with the sale of the Preferred Shares and issuance of the Warrants to the Buyer or the issuance of Common Shares upon conversion of the Preferred Shares or Dividend Shares or upon exercise of the Warrants for purposes of the Stockholder Approval Rule.

          (2) During the period from the date of this Agreement to the date on which the Registration Statement (as defined in the Registration Rights Agreement) shall have been effective with the SEC for 180 consecutive days, the Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) (A) any security (whether debt or equity) with conversion or exchange terms similar in nature to the conversion rights of the Preferred Stock or (B) any equity securities or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any Common Stock at a price below the market price of the Common Stock on the date of such issuance (or below an average market price for a reasonable period prior to such issuance) or the date of conversion, exchange or other exercise thereof (collectively, "Equity Securities"); PROVIDED, HOWEVER, that nothing in this
Section 4(i)(2) shall prohibit the Company from issuing securities (w) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of this Agreement, (x) upon exercise of conversion, exchange, purchase or similar rights issued, granted or given by the Company and outstanding as of the date of this Agreement and disclosed in the SEC Reports or this Agreement, (y) pursuant to a public offering underwritten on a firm commitment basis registered under the 1933 Act or (z) as part of a transaction involving a strategic alliance, acquisition of stock or assets, merger, collaboration, joint venture, partnership or other similar arrangement of the Company with another corporation, partnership or other business entity which is engaged in a business similar to or related to the business of the Company, so long as in the case of this clause (z) the Board of Directors by resolution duly adopted (and a copy of which shall be furnished to the Buyer promptly after adoption) determines that such issuance is fair to the holders of each class and series of capital stock of the Company and to the Buyer in respect of its equity interest in the Company that is represented by the Preferred Shares, the Dividend Shares, if any, and the Warrants.

          (3) Subject to the restrictions in Section 4(i)(1), during the period from the date of execution and delivery of this Agreement to the date which is one year after the Closing Date, the Company shall not offer, sell, contract to sell or issue (or engage any person to assist the Company in taking any such action) any Equity Securities without giving the Buyer the first right to acquire the Equity Securities on the same terms as the Equity Securities are to be offered to other investors; PROVIDED, HOWEVER, that this Section 4(i)(3) shall not apply to the offer or sale of Equity Securities by the Company in the transactions, and subject to the conditions, set forth in clauses (w), (x), (y) and (z) of the proviso to the first sentence of Section 4(i)(2) above. The Company shall give notice to the Buyer of the detailed terms of the Equity Securities proposed to be issued and, promptly after requested by the Buyer, such other information as requested by the Buyer. The Buyer may, by notice to the Company, exercise such right of first refusal at any time until the later of
(x) 15 Business Days after such notice from the Company to the Buyer and (y) five Business Days after the Company provides such additional information as shall have been requested by the Buyer.

          (j) STOCKHOLDER APPROVAL. The Company shall seek and use its best efforts to obtain at the Company=s next regularly scheduled Annual Meeting of Stockholders, Stockholder Approval of the issuance of all shares of Preferred Stock issuable pursuant to the Certificate of Designations and all shares of Common Stock issuable upon conversion of the Preferred Stock. The Company shall prepare and file with the SEC within 30 days prior to the scheduled mailing of notice of such Annual Meeting preliminary proxy materials which set forth a proposal to seek such Stockholder Approval. The Company shall provide the Buyer an opportunity to consult with the Company regarding the content of such proxy materials insofar as it relates to the Stockholder Approval by providing copies of such preliminary proxy materials and any revised preliminary proxy materials to the Buyer a reasonable period of time prior to their filing with the SEC. Such consultation shall occur within five Business Days after the Buyer's receipt of each proposed draft of such materials. The Company shall furnish to the Buyer and its counsel a copy of its definitive proxy materials for such Annual Meeting and any amendments or supplements thereto promptly after the same are mailed to stockholders or filed with the SEC.

          (k) CERTAIN TRADING RESTRICTIONS. The Buyer agrees that on the Closing Date it will have no short position in the Common Stock. So long as (i) the Company is in compliance in all material respects with its obligations to the Buyer under this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement or (ii) any noncompliance with such obligations is cured within ten Business Days of the Company's receipt of notice thereof from the Buyer, the Buyer agrees on its behalf and on behalf of its Affiliates (as defined in the Certificate of Designations) that it will not engage in any short sales or other hedging transactions relating to the Common Stock; PROVIDED, HOWEVER, that for purposes of this Agreement any such transaction involving a number of shares of Common Stock which does not exceed the number of shares for which a Conversion Notice (as defined in Section 5(b)) has been submitted to the Transfer Agent (as defined in Section 5(a)) and the Company shall not be deemed to be a short sale or hedging transaction.

          (l) RESTRICTION ON CONVERSIONS. So long as the Company is in compliance in all material respects with its obligations to the Buyer under this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement, the aggregate number of Limitation Shares (as defined below) in any period of 30 consecutive days through November 30, 1999 shall not exceed 20% of the number of Preferred Shares purchased by the Buyer on the Closing Date. For purposes of this Agreement, "Limitation Shares" means, for each conversion of Preferred Shares pursuant to the Certificate of

Designations, the number of Preferred Shares converted into Common Stock when the Volume-Weighted Trading Price (as defined below) of the Common Stock on the Conversion Date for such conversion is less than 110% of the Conversion Price (as defined in the Certificate of Designations) applicable to such conversion; and "Volume-Weighted Trading Price" for any security for any period means the quotient obtained by dividing (A) the sum for all trades (regular way) of such security between 9:15 a.m. and 4:30 p.m., Eastern Time, on each Trading Day during such period on the principal securities market for such security of the product of (x) the number of shares of such security traded in each trade TIMES
(y) the price at which such security was traded in such trade BY (B) the sum of the number of shares of such security traded in all such trades, as reported by Bloomberg, L.P. in its AQR function for such security.

          (m) RESTRICTION ON BENEFICIAL OWNERSHIP. So long as the Company is in compliance in all material respects with its obligations to the Buyer under this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement, the Buyer agrees to (i) comply with the restrictions on beneficial ownership of Common Stock set forth in the proviso to the second sentence of Section 10(a) of the Certificate of Designations as if the reference to "4.9%" therein were reduced to 1.8375% and (ii) require any transferee of the Preferred Shares or the Warrants to agree in writing with the Company to be bound by this Section 4(m).

          (n) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Preferred Shares set forth in Section 7 or 8, as the case may be, of this Agreement on or before the Closing Date.

          5.   TRANSFER AGENT AGREEMENT; CONVERSION PROCEDURE.

          (a) TRANSFER AGENT AGREEMENT. Prior to the Closing Date, the Company will (1) execute and deliver the Transfer Agent Agreement in the form attached hereto as ANNEX V and thereby irrevocably instruct, American Securities Transfer & Trust, Inc., as Transfer Agent and Registrar (the "Transfer Agent"), to issue certificates for the Common Shares from time to time upon conversion of the Preferred Shares and the Dividend Shares and exercise of the Warrants in such amounts as specified from time to time to the Transfer Agent in the Notices of Conversion surrendered in connection with such conversions and referred to in
Section 5(b) of this Agreement and the Form of Subscription in the form attached to the Warrants and (2) appoint the Transfer Agent the conversion agent for the Preferred Stock and the exercise agent for the Warrants. The certificates for the Common Shares may bear the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the resale of the Common Shares under the

1933 Act. The certificates for the Common Shares shall be registered in the name of the Buyer or its designee and in such denominations to be specified by the Buyer in connection with each conversion of Preferred Shares or Dividend Shares or exercise of the Warrants. The Company warrants that no instruction other than (x) such instructions referred to in this Section 5, (y) stop transfer instructions to give effect to Section 4(a) prior to registration of the resale of the Common Shares under the 1933 Act and (z) the instructions required by Section 3(n) of the Registration Rights Agreement will be given by the Company to the Transfer Agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5(a) shall limit in any way the Buyer's obligations and agreement to comply with the registration requirements of the 1933 Act upon resale of the Common Shares. If the Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company and its legal counsel, that registration of a resale by the Buyer of ny of the Securities is not required under the 1933 Act, the Company shall permit the transfer of such Securities and, in the case of the Common Shares, in accordance with clause (1)(B) of
Section 4(a) of this Agreement, promptly instruct the Transfer Agent to issue upon transfer one or more share certificates in such name and in such denominations as specified by the Buyer within three Business Days after receipt of such opinion. Nothing in this Section 5(a) shall limit the obligations of the Company under Section 3(n) of the Registration Rights Agreement.

          (b) CONVERSION PROCEDURE. In connection with the exercise of conversion rights relating to the Preferred Shares and the Dividend Shares, the Buyer or any subsequent holder of the Preferred Shares shall complete, sign and furnish to the Transfer Agent and the Company a Notice of Conversion of Series B Convertible Preferred Stock in the form attached hereto as ANNEX VI (a "Conversion Notice"), which shall be deemed to satisfy all requirements of the Certificate of Designations.

          6.   CLOSING DATE.

          Subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8, the date and time of the issuance and sale of the Preferred Shares and the issuance of the Warrants (the "Closing Date") shall be 12:00 noon, New York City time, on or before the date which is one Business Day after the date the Buyer has deposited the Purchase Price with the Escrow Agent in accordance with Section 1(b), or such other mutually agreed to time. The closing shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019.

          7.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE.

          The Buyer understands that the Company's obligation to sell the Preferred Shares and issue the Warrants to the Buyer pursuant to this Agreement is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

          (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Buyer or its legal counsel;

          (b) Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Preferred Shares in accordance with Section 1(b) hereof; and

          (c) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

          8.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

          The Company understands that the Buyer's obligation to purchase the Preferred Shares and acquire the Warrants on the Closing Date is conditioned upon the satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

          (a) Delivery by the Company to the Escrow Agent of the certificates for the Preferred Shares and the Warrants in accordance with this Agreement;

          (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date, and receipt by the Buyer of a certificate, dated the Closing Date, of the Chief Executive Officer of the Company confirming such matters and such other matters as the Buyer may reasonably request;

          (c) The receipt by the Buyer of confirmation of the filing with the Secretary of State of the State of Delaware of the Certificate of Designations;

          (d) The receipt by the Buyer of a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation, as amended, and By-Laws of the Company as in effect on the Closing Date and (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the transactions contemplated hereby;

          (e) The Transfer Agent shall have executed and delivered the Transfer Agent Agreement in the form attached hereto as ANNEX V; and

          (f) Receipt by the Buyer on the Closing Date of an opinion of Jacobs Chase Frick Kleinkopf & Kelley, LLC, counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX VII attached hereto.

          9.   MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

          (b) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement or the date of execution and delivery of this Agreement by the Buyer and the Company shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

          (c) HEADINGS, ETC. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) AMENDMENTS. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

          (f) WAIVERS. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (g) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Executive Officer (telephone line facsimile transmission number (303) 672-0711) or, in the case of the Buyer, at its address or telephone line facsimile transmission number shown on the signature page of this Agreement, or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Designations the address shown on the signature page of this Agreement until the Buyer shall designate another address for such purpose.

          (h) ASSIGNMENT. Prior to the Closing Date, the Buyer may not assign its rights and obligations under this Agreement. Any transfer of the Preferred Shares or the Warrants by the Buyer after the Closing Date shall be made in accordance with Section 4(a). After the Closing Date, the Buyer shall have the right to assign its rights and obligations under this Agreement in connection with any transfer of the Buyer's rights under the Registration Rights Agreement by compliance with the provisions of Section 9 of the Registration Rights Agreement and Section 4(m) of this Agreement.

          (i) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, covenants and agreements of the Buyer and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of and payment for the Preferred Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.

          (j) ENTIRE AGREEMENT. This Agreement and its Schedules and Annexes set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

          (k) TERMINATION. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

          (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

          (2) any other condition of the Buyer's obligations hereunder is not fulfilled; or

          (3) the closing shall not have occurred on a Closing Date on or before December 15, 1998, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (l) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (m) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law or Nasdaq regulation (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

          (n) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below.


NUMBER OF SHARES:

PRICE PER SHARE:  $1,000.00

AGGREGATE PURCHASE PRICE:

                                        KOCH INDUSTRIES, INC.



                                        By:
                                             Name:
                                             Title:

                                        Date:

                                        Address:  c/o CITCO
                                                  Kaya Flamboyan 9
                                                  Curacao, Netherlands Antilles

                                        Facsimile No.:  011-599-9732-2008



                                        ROCKY MOUNTAIN INTERNET, INC.



                                        By:
                                             Name:
                                             Title:

                                        Date:

                                                                     ANNEX III
                                                                         TO
                                                                    SUBSCRIPTION
                                                                     AGREEMENT

                             JOINT ESCROW INSTRUCTIONS

                                        Dated as of the Date of the Subscription
                                        Agreement to Which These Joint Escrow
                                        Instructions Are Attached

Law Offices of Brian W Pusch,
  as Escrow Agent
Penthouse Suite
29 West 57th Street
New York, New York  10019

Attention:  Brian W. Pusch, Esq.

Dear Sir or Madam:

          As Escrow Agent for both Rocky Mountain Internet, Inc., a Delaware corporation (the "Company"), and the purchaser of shares (the "Preferred Shares") of Preferred Stock of the Company (the "Buyer"), who is named in the Subscription Agreement between the Company and the Buyer to which a copy of these Joint Escrow Instructions is attached as ANNEX III (the "Agreement"), the Escrow Agent is hereby authorized and directed to hold the funds (the "Escrow Funds"), any interest on the Escrow Funds (the "Escrow Interest") and the documents delivered to the Escrow Agent pursuant to the terms of the Agreement, in accordance with the following instructions:

          1. After receipt of written or oral notice from the Company and the Buyer to the Escrow Agent that their respective conditions precedent to the purchase and sale of the Preferred Shares and the acquisition and issuance of the Warrants have been satisfied or waived by the Company and the Buyer, the Escrow Agent shall release the Escrow Funds (less the amount referred to in the next sentence) to or upon the order of the Company and shall release the certificates for the Preferred Shares and the Warrants and the Escrow Interest to the Buyer. After receipt of such notices, a portion of the Escrow Funds shall be released to or upon the order of the Buyer in payment of the expenses of the Buyer payable by the Company in accordance with Section 4(h) of the Agreement in such amount as shall be specified in writing by or on behalf of the Buyer to the Escrow Agent prior to release of the Escrow Funds. If Escrow Funds are released to or upon the order of the Company, the amount thereof shall be reduced by all wire transfer fees in respect of release of the Escrow Funds. If the Company or the Buyer notifies the Escrow


                                        III-1

Agent that on the Closing Date, the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement were not satisfied or waived, then the Escrow Agent shall release the Escrow Funds and the Escrow Interest to the Buyer and shall release the certificates for the Preferred Shares and the Warrants to the Company. Prior to release of the Escrow Funds and the Escrow Interest to the Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at Citibank, N.A. and as promptly as practicable after receipt of such funds deposit the same in an interest-bearing account. The Escrow Agent shall not be liable for interest on the Escrow Funds (other than such interest as shll be paid to the Escrow Agent by its depository bank for the Escrow Funds, less any tax withholdings) for any reason, including by reason of any delay or mistake in delivery of the Escrow Funds or any other funds held by the Escrow Agent hereunder.

          2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Buyer and the Escrow Agent.

          3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith. In no event shall the Escrow Agent incur any liability or be held responsible, if any certificate for Preferred Shares or Warrants, once released from escrow hereunder, shall become lost, stolen, destroyed, mutilated or misplaced while in transit to any person, provided the Escrow Agent shall have dispatched the same by a means customarily used by the Escrow Agent.

          4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, firm or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          5. The Escrow Agent shall not be liable in any respect on account of the


                                        III-2
identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

          6. The Escrow Agent shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents or Escrow Funds deposited with or held by the Escrow Agent.

          7. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for Advantage Fund II Ltd. in connection with the transactions contemplated by the Agreement and may continue to act as legal counsel for Advantage Fund II Ltd. notwithstanding its duties as Escrow Agent hereunder.

          8. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer shall appoint a successor Escrow Agent.

          9. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          10. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents, Escrow Funds or Escrow Interest held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed, in its sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents, Escrow Funds or Escrow Interest until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) at any time, to deposit any or all of the documents, Escrow Funds or Escrow Interest with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give notice thereof to the Buyer and the Company and shall thereupon be relieved and discharged from all further obligations hereunder with respect to the documents, Escrow Funds and Escrow Interest so deposited.

          11. The Company and the Buyer jointly and severally agree to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent


                                        III-3
hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

          12. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery (including overnight courier service) or transmission by telephone line facsimile transmission or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY: At the address set forth in the introductory paragraph of the Agreement

          Attention:  Chief Executive Officer

          Facsimile No.:  (303) 672-0711

          with a copy to:

          Jacobs Chase Frick Kleinkopf & Kelley LLC
          Independence Plaza
          1050 17th Street, Suite 1500
          Denver, Colorado 80265

          Attention:  Matthew R. Perkins, Esq.

          Facsimile No.:  (303) 685-4869

BUYER: At the address and telephone line facsimile number set forth in the Agreement (with a copy as provided therein)

ESCROW AGENT:  Law Offices of Brian W Pusch,
            as Escrow Agent
          Penthouse Suite
          29 West 57th Street
          New York, New York  10019

          Facsimile No.: (212) 980-7055

          13. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.


                                        III-4

          14. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York.

          15. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.


ACCEPTED BY ESCROW AGENT:



-----------------------------------
Brian W. Pusch, as Escrow Agent


                                        III-5

                                                                      ANNEX V
                                                                        TO
                                                                    SUBSCRIPTION
                                                                     AGREEMENT

                              TRANSFER AGENT AGREEMENT

          THIS TRANSFER AGENT AGREEMENT, dated as of December 10, 1998, by and among ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation (the "Company"), AMERICAN SECURITIES TRANSFER & TRUST, INC., as Transfer Agent and Registrar (the "Transfer Agent"), and each of the holders of Preferred Stock (as defined below) named on the signature pages hereto (each, an "Original Holder" and collectively, the "Original Holders").

                                 W I T N E S S E T H:

          WHEREAS, pursuant to the several Subscription Agreements, dated as of December 10, 1998, by and between the Company and each Original Holder (the "Purchase Agreements"), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreements, to issue to the Original Holders, and the Original Holders have agreed to purchase from the Company, upon the terms and subject to the conditions of the Purchase Agreements, shares (the "Preferred Shares") of Series B Convertible Preferred Stock, $.001 par value per share (the "Preferred Stock"), of the Company and in connection therewith the Company has agreed to issue Common Stock Purchase Warrants (the "Warrants") to the Original Holders; and

          WHEREAS, as a condition precedent to the several obligations of the Original Holders to purchase the Preferred Shares and acquire the Warrants, the Original Holders require the execution and delivery of this Agreement by the Company and the Transfer Agent to assure that the Original Holders and each other holder of the Preferred Shares and the Warrants (such other holders, together with the Original Holders, the "Holders") will be assured of the timely issuance and receipt of shares of Common Stock, $.001 par value (the "Common Stock"), of the Company upon conversion of Preferred Shares and exercise of the Warrants;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DELIVERIES BY THE COMPANY. Contemporaneously with the execution and delivery of this Agreement, the Company is delivering to the Transfer Agent the following:

          (a) a list showing the name and address of each holder of record of the Preferred Shares and the date of issuance, certificate number and number of Preferred Shares initially issued to each such holder;

          (b) the form of Notice of Conversion of Series B Convertible Preferred Stock (the "Conversion Notice") relating to the Preferred Stock;

          (c) a list showing the name and address of each registered holder of Warrants and the date of issuance, Warrant certificate number and number of shares of Common Stock initially issuable upon exercise thereof;

          (d) the Subscription Form (the "Subscription Form") relating to the Warrants; and

          (e) an opinion of Jacobs Chase Frick Kleinkopf & Kelley, LLC, counsel to the Company, as to the due authorization, validity of issuance and fully-paid and non-assessable nature of the shares (the "Common Shares") issuable upon conversion of the Preferred Shares and the shares (the "Warrant Shares") issuable upon exercise of the Warrants; and stating that the Common Shares may be issued to the Original Holders without registration under the Securities Act of 1933, as amended (the "1933 Act").

          2. ISSUANCE OF COMMON SHARES AND WARRANT SHARES. (a) The Company hereby appoints the Transfer Agent, and the Transfer Agent hereby agrees to act, as conversion agent for the Preferred Stock and exercise agent for the Warrants. The Company hereby irrevocably instructs the Transfer Agent to issue Common Shares upon conversion of all or any part of the outstanding Preferred Shares from time to time upon receipt of (i) a Conversion Notice from a Holder and (ii) a notice from the Company confirming the conversion instructions in such Conversion Notice. The Holder shall give a copy of each Conversion Notice to the Company. A Conversion Notice may be given by telephone line facsimile transmission to the Transfer Agent and the Company or otherwise given to the Transfer Agent and the Company, in each such case at the address and in the manner provided in Section 6(g). The certificates for Preferred Shares need not be surrendered in connection with the conversion thereof by a Holder unless all of the outstanding Preferred Shares evidenced by a particular certificate are so converted. The Company may by notice to any Holder from time to time require such Holder to surrender the certificates for such Holder's Preferred Shares in exchange for the issuance by the Company of one or more new certificate or certificates for a number of shares of Preferred Stock equal to the number of outstanding shares of Preferred Stock evidenced by the certificate(s) so surrendered. The Company hereby irrevocably instructs the Transfer Agent to issue Warrant Shares upon exercise of all or any part of the outstanding Warrants from time to time upon receipt from a Holder of (i) a Subscription Form for the Warrant being exercised and (ii) a notice from the Company confirming the exercise instructions in such Subscription Form. The Holder shall give a copy of each Subscription Form to the Company.

          (b) The certificates for Common Shares and the Warrant Shares issued prior to receipt by the Transfer Agent of an opinion of counsel (who may be counsel to a Holder), which counsel shall be reasonably acceptable to the Transfer Agent, that a registration statement under the 1933 Act relating to the resale of Common Shares has been declared effective by the Securities and Exchange Commission (the "SEC") shall bear the following legend:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration is not required under the Act.

Once the Transfer Agent receives such opinion of counsel, thereafter (1) upon request of the holder of any such shares of Common Stock, the Transfer Agent will prepare and issue within three Trading Days after such request substitute certificates without any restrictive legend for any certificates for Common Shares or Warrant Shares issued prior to the date the Transfer Agent receives such opinion of counsel and shall immediately remove any stop-transfer restriction against such Common Shares or Warrant Shares and (2) neither the Company nor the Transfer Agent shall place any restrictive legend or stop-transfer restriction against Common Shares or Warrant Shares issued after the Transfer Agent receives such opinion of counsel. As used herein, "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq National Market or (z) the Nasdaq SmallCap Market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

          3. CONVERSION OBLIGATIONS ABSOLUTE; NO CONTRARY INSTRUCTIONS. (a) If a Holder shall have given a Conversion Notice for conversion of Preferred Shares, the Company shall, or shall cause the Transfer Agent to, issue and deliver as stated in such Conversion Notice the Common Shares issuable upon such conversion within three Trading Days after such Conversion Notice is given and the Holder converting shall be deemed to be the holder of record of the Common Shares issuable upon such conversion, and all rights with respect to that portion of the Preferred Shares so converted shall forthwith terminate except the right to receive the Common Shares or other securities, cash, or other assets as provided in the Certificate of Designations for the Preferred Stock (the "Certificate of Designations"). The Transfer Agent acknowledges and agrees that, if a Holder shall have given a Conversion Notice as provided herein, the Company's obligation to issue and deliver the certificates for Common Shares upon such conversion shall be absolute and unconditional, irrespective of any action or inaction by the converting Holder to enforce the same, any waiver or consent with respect to any provision of the Certificate of Designations, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to such Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other person of any obligation to the Company, or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with such conversion. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of shares of Preferred Stock, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Holder, the Transfr Agent shall electronically transmit the Common Shares issuable upon such conversion or exercise to such Holder by crediting the account of such Holder or such Holder's broker with DTC through its Deposit Withdrawal Agent Commission system.

          (b) The Company agrees not to give any instruction to the Transfer Agent which is contrary to this Agreement. The Transfer Agent hereby agrees that it will disregard any request, instruction or other communication from or on behalf of the Company which is contrary to or inconsistent with this Agreement. The Company shall not appoint any transfer agent (other than the Transfer Agent) or registrar for its Common Stock unless at the time of such appointment any such successor enters into an agreement of like tenor with this Agreement.

          (c) As set forth in Section 10(b)(3) of the Certificate of Designations, the number of Common Shares to be issued in connection with a particular conversion of Preferred Shares is, absent manifest error, conclusively the number of Common Shares stated in the applicable Conversion Notice. Within one Trading Day after receipt of each Conversion Notice, the Company shall send a notice by telephone line facsimile transmission to the Transfer Agent confirming the conversion instructions in such Conversion Notice. If in connection with a particular conversion of Preferred Shares the Company determines that manifest error has been made by virtue of the conversion price or other information set forth in the applicable Conversion Notice, the Company shall, within one Trading Day after a Holder gives such Conversion Notice, notify the Transfer Agent and such Holder of such error, which notice shall state the number of Common Shares in dispute, and, notwithstanding such notice from the Company, the Transfer Agent shall issue and deliver the number of Common Shares not in dispute as and when required by this Agreement. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Company otherwise notifies the Holder giving such Conversion Notice by telephone line facsimile transmission within one Trading Day after a Conversion Notice has been given (which notice from the Company shall specify all defects in the Conversion

Notice), and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if such Holder corrects all such defects within two Trading Days after receiving such notice from the Company. If the Company shall have notified the Transfer Agent and such Holder of any such claim of manifest error, and the Company and such Holder do not agree as to a resolution of such claim on or before the date of such notice by the Company of an error in such Conversion Notice the Company shall on the date such notice is given submit the dispute to Ernst & Young LLP oranother firm of independent public accountants of recognized national standing (the "Auditors") for determination and shall instruct the Auditors to resolve such dispute and to notify the Company, the Transfer Agent and such Holder within two Trading Days after such dispute is submitted to the Auditors. Immediately after receipt of timely notice of the Auditors' determination (but in any event within three Trading Days after the applicable Conversion Notice is given to the Transfer Agent), the Transfer Agent shall issue to the converting Holder any additional Common Shares to which such Holder is entitled based on the determination of the Auditors.
The Transfer Agent is authorized and directed to rely on the Auditors' determination. Such immediate and prompt action shall be taken by all the parties hereto in order to assure that there shall be full compliance with the Company's unqualified obligation that all Common Shares issuable upon such conversion be issued by the due date therefor as provided herein and in the Certificate of Designations.

          (d) In order to assist the Transfer Agent in fulfilling its obligations under this Agreement, the Company will, in addition to confirming the instructions given in each Conversion Notice and Subscription Form within one Trading Day of the Company's receipt thereof, use its best efforts to contact the Transfer Agent promptly after the Company learns that a Conversion Notice or Subscription Form has been given and will cooperate with the Transfer Agent in providing such other information as the Transfer Agent may reasonably request, including the Company's receipt of the applicable purchase price due upon exercise of Warrants; PROVIDED, HOWEVER, that the Company's failure to comply with this Section 3(d) shall not limit the obligations of the Company to issue certificates for Common Shares and the Warrant Shares as and when required by this Agreement, the Certificate of Designations and the Warrants.

          4. TRANSFER AGENT DUTIES. (a) The obligations and duties of the Transfer Agent under this Agreement are at all times and in all respects subject to the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the SEC thereunder applicable to transfer agents registered with the SEC. This Agreement relates only to the Transfer Agent's duties as exercise agent for the Warrants and conversion agent for the Preferred Stock and does not otherwise limit or affect the Transfer Agent's other duties, obligations and agreements relating to its service as transfer agent and registrar for the Common Stock.

          (b) The Transfer Agent shall not, and is not being requested to, serve as transfer agent for the Preferred Stock or the Warrants. The Transfer Agent shall not be required to maintain records of the names of the holders of record of the Preferred Stock and Warrants and the amounts of such securities so held from time to time or to effect or record any transfers thereof. The Transfer Agent shall be entitled to rely solely on lists and other written information provided by the Company from time to time with respect to the holders of Preferred Stock and Warrants and the respective amounts of such securities so held.

          5. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Transfer Agent, each officer, director, employee and agent of the Transfer Agent, and each person, if any, who controls the Transfer Agent within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, or such controlling person, may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by the Transfer Agent of its duties pursuant to this Agreement; and will reimburse the Transfer Agent, and each officer, director, employee and agent of the Transfer Agent, and each such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any case if such loss, claim, damage or liability arises out of or is based upon any action not taken in good faith, or any act or omission that constitutes gross negligence or willful misconduct. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section 5, notify in writing the Company of the commencement thereof, and failure so to notify the Company will relieve the Company from any liability under this Section 5 as to the particular item for which indemnification is then being sought if such failure shall have materially prejudiced the Company's right to defend or contest such action, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from such indemnifying party to such indemnified party under this Section 5, shall be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The Company shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of the Company.

          6.   MISCELLANEOUS.

          (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

          (b) This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legally binding on such party.

          (c) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) No failure or delay by any party in exercising any right or remedy under or in connection with this Agreement or otherwise, and no course of dealing between the parties, shall operate as a waiver thereof or amendment of this Agreement, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (f) Neither this Agreement nor any term hereof (including this paragraph) may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Company, the Transfer Agent, and, with respect to the Holders, the Majority Holders (as defined in the Certificate of Designations).

          (g) Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party as follows:

     if to the Company:

     Rocky Mountain Internet, Inc.
     1099 18th Street
     Suite 3000
     Denver, Colorado  80202

     Attention:  Chief Executive Officer

     Facsimile No.:  (303) 672-0711


     if to the Transfer Agent:

     American Securities Transfer & Trust, Inc.,
       as Conversion Agent and Exercise Agent
     938 Quail Street
     Suite 101
     Lakewood, Colorado  80215-5513

     Facsimile No.:  (303) 234-5340

     if to any Original Holder:

     at the address and facsimile number set forth below its signature on the signature pages hereto or, in the case of any Holder who is not an Original Holder, to such address as such Holder shall have provided in writing to the Company and the Transfer Agent for such purpose or, in each such case, such other address as a party shall have provided by notice to the other parties in accordance with this provision.

          IN WITNESS WHEREOF, this Transfer Agent Agreement has been duly executed by the parties hereto by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

                                   ROCKY MOUNTAIN INTERNET, INC.



                                   By:
                                        Name:
                                        Title:


                                   AMERICAN SECURITIES TRANSFER & TRUST, INC.,
                                     as Transfer Agent, Registrar,
                                     Conversion Agent And Exercise Agent


                                   By:
                                        Name:
                                        Title:


                                   ADVANTAGE FUND II LTD.



                                   By:
                                                       W. R. Weber
                                                        President

                                   Address:

                                        c/o CITCO
                                        Kaya Flamboyan 9
                                        Curacao
                                        Netherlands Antilles

                                   Facsimile No.:  011-599-9732-2008
                                   with a copy to:

                                   Genesee International, Inc.
                                   10500 N.E. 8th Street
                                   Suite 1920
                                   Bellevue, Washington 98004-4332

                                   Facsimile No.:  (425) 462-4645


                                   KOCH INDUSTRIES, INC.



                                   By:
                                        Name:
                                        Title:

                                   Address:

                                        4111 East 37th Street North
                                        Wichita, Kansas  67220


                                   Facsimile No.:  (316) 828-7947